Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 2025 relating to the financial statements appearing in the Annual Report on Form 20-F of Autozi Internet Technology (Global) Ltd. for the year ended September 30, 2024.

/s/ Marcum Asia CPAs LLP

Beijing, China

January 21, 2026

BEIJING OFFICE • Units 4606-4609 • China World Tower B • No. 1 Jian Guo Men Wai Avenue • Chaoyang District, Beijing • 100020

Phone 8610.8518.7992 • Fax 8610.8518.7993 • www.marcumasia.cn